Exhibit 99.2

Amesite Announces Insider-Led Private Placement Priced at a Premium to Market

DETROIT, April 28, 2026 -- Amesite Inc. (Nasdaq: AMST), developer of the AI-native NurseMagic™ platform and EMR for non-acute care, today announced that it has entered into definitive agreements with certain of its officers and directors, including Dr. Ann Marie Sastry, Ph.D, its Chairman and CEO, and George Parmer, a member of its board of directors, for the purchase and sale of an aggregate of 418,118 shares of its common stock, Series A-1 warrants to purchase an aggregate up to 418,118 shares of the Company’s common stock and Series A-2 warrants to purchase an aggregate up to 418,118 shares of the Company’s common stock at a purchase price of $1.435 per share and accompanying warrants.

The private placement follows the Company’s recently announced concurrent registered direct offering and private placement, priced at-the-market under Nasdaq rules, which is expected to result in aggregate gross proceeds to the Company of approximately $2 million, before deducting placement agent fees and other offering expenses.

The warrants to be issued in the insider-led private placement will have an exercise price of $1.435 per share and will be exercisable beginning on the effective date of stockholder approval for the issuance of the shares issuable upon exercise of the warrants issued in the recently announced concurrent registered direct offering and private placement. The Series A-1 warrants will expire five years after the later of (i) effective date of the Resale Registration Statement (as defined below) and (ii) the date of stockholder approval and the Series A-2 warrants will expire eighteen months after the later of (i) effective date of the Resale Registration Statement and (ii) the date of stockholder approval.

The offering is expected to close on or about April 28, 2026, subject to satisfaction of customary closing conditions. The aggregate gross proceeds to the Company from the offering are expected to be approximately $600,000. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

The shares of common stock and warrants to be issued in the private placement, as well as the unregistered warrants to be issued to the investors in the registered directed offering, are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants sold in the offering, have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered securities to be issued in the offering (the “Resale Registration Statement”).

Upon completion of the concurrent registered direct offering and private placement and the insider-led private placement, the Company believes that its stockholders’ equity will be in excess of $2.5 million necessary to regain compliance with the Nasdaq’s minimum stockholder’ equity requirement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Amesite Inc.

Amesite (NASDAQ: AMST) is an AI-driven company with an immediate aim to transform the $330 billion home and healthcare segments. Its flagship product, NurseMagic™, streamlines documentation for nurses and caregivers, reducing the time required from 20 minutes to just 20 seconds. NurseMagic™ is used by over 100 professions to improve care, enhance operational efficiency and improve financial performance. Built on proprietary AI trained on industry-specific data, NurseMagic™ meets HIPAA regulations while improving accuracy and efficiency. The platform serves B2B and B2C users across 50 states and 21 countries, offering seamless integration into healthcare workflows and translations to over 50 languages.

Forward-Looking Statement

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning, among others, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the receipt of stockholder approval the intended use of net proceeds from the offering and compliance with the Nasdaq continued listing rules. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties, including market and other conditions, and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

ir@amesite.com